Exhibit 23.13

CONSENT OF QUALIFIED PERSON

Steve Andrews, M AusIMM, of Measured Group, in connection with Sayona Mining Limited’s registration statement on Form F-4 and the joint proxy statement/prospectus included therein and any amendments or supplements or exhibits thereto (collectively, the “Registration Statement”), consents to:

1.
The filing and use of the technical report summary titled “Authier Lithium Technical Report Summary” (the “Technical Report Summary”), with an effective date of June 30, 2024, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Item 1300 (Definitions) of Regulations S-K 1300 promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Registration Statement.

I am responsible for authoring or co-authoring, and this consent pertains to, the following sections of the Technical Report Summary:

Section 1: Executive Summary

Section 6: Geological Setting, Mineralisation and Deposit

Section 7: Exploration

Section 8: Sample Preparation, Analyses and Security

Section 9: Data Verification

Section 11: Mineral Resource Estimates

Section 21: Other Relevant Data and Information

Section 22: Interpretation and Conclusions

Section 23: Recommendations

Section 25: Reliance on Information Supplied by Registrant

I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Dated June 13, 2025

/s/ Steve Andrews
STEVE ANDREWS